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 COO                                                     [LOGO]
Listed                                             THE COOPER COMPANIES
 NYSE
                                                   21062 Bake Parkway, Suite 200
NEWS RELEASE                                       Lake Forest, CA 92630
                                                   888-822-2660
      CONTACT:                                     Fax: (949) 597-0662

      Norris Battin
      The Cooper Companies, Inc.
      ir@coopercompanies.com

      FOR IMMEDIATE RELEASE

          Cooper Company's Unit Receives Order in Wesley Jessen Patent
                             Infringement Litigation

LAKE FOREST, Calif., March 22, 2002 -- The Cooper Companies, Inc. (NYSE: COO) said today that its CooperVision contact lens unit had received an Order in its pending lawsuit with Wesley Jessen involving U.S. Patent No. 4,668,240 (the '240 or Loshaek patent) related to cosmetic contact lenses. In the Order, the Court, in resolving disputed terms in a Markman hearing, ruled that a chemical compound called an "isocyanate" is the same as a chemical compound called a "urethane" (with respect to the meaning of a portion of the '240 patent).

This ruling, if upheld, could support a portion of Wesley Jessen's position regarding Cooper's violation of the patent, which expires on May 26, 2004. CooperVision believes that the Order is erroneous and is confident that it will prevail on appeal for the following reasons:

     o The only expert to present views on the subject, Professor William Risen Ph.D. of Brown University, stated, by declaration, that an isocyanate is not a urethane. Professor Risen, however, was not permitted to testify at the hearing.

     o The various organic chemistry textbooks before the Court clearly evidenced that an isocyanate is not a urethane; and

     o The U.S. Patent & Trademark Office recognized that an isocyanate is not a urethane when it granted U.S. Patent No. 5,713,963 with full knowledge of Wesley-Jessen's '240 patent.

Cooper also said that it plans to move quickly to file a motion for a summary judgment of invalidity of the other patent in the suit, U. S. Patent No. 5,414,477 (the Jahnke patent.)

Forward-Looking Statements
--------------------------
Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans,"




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"estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, changes in tax laws, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2001. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information
---------------------
The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, VA, Adelaide, Australia, Farnborough and Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com. CooperSurgical, Inc., with operations in Trumbull, Conn., Hollywood, Fla., Malmo, Sweden, Montreal and Berlin, markets diagnostic products, surgical instruments and accessories for the gynecological market. Its Web address is www.coopersurgical.com.